FIRST AMENDMENT TO THE APPGATE, INC. 2021 INCENTIVE COMPENSATION PLAN THIS FIRST AMENDMENT (the “Amendment”) is made effective as of July 20, 2023, by APPGATE, INC., a Delaware corporation (the “Company”), to the APPGATE, INC. 2021 INCENTIVE COMPENSATION PLAN (the “Plan”). W I T N E S S E T H: WHEREAS, the Company established the Plan for the sole and exclusive benefit of its eligible participants and their respective beneficiaries so that the Company could attract, motivate, retain and reward them, and WHEREAS, pursuant to Section 10(f) the Company reserved the right to amend said Plan; NOW, THEREFORE, effective as of July 20, 2023, the Plan shall be amended as follows: 1. Section 9(c)(i) is hereby amended in its entirety to read as follows: “(i) Any one Person, or more than one Person acting as a Group, other than (1) SIS Holdings LP, (2) the Company, (3) any employee benefit plan sponsored by the Company, (4) Manuel D. Medina, Medina Capital Partners, LP or any of their respective affiliates or (5) BC Partners LLP or any of its affiliates, becomes the Beneficial Owner of stock of the Company that, together with the stock held by such Person or Group, constitutes more than fifty percent (50%) of the total Voting Securities of the Company; or” 2. In all other respects, the Plan shall remain unchanged by this Amendment. IN WITNESS WHEREOF, the Company has caused this instrument to be executed the date written below. APPGATE, INC., a Delaware corporation Dated: July 20, 2023 By: /s/ Leo Taddeo Name/Title: Leo Taddeo, CEO and President